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                                                                    EXHIBIT 99.1


[IASIS LOGO]






FOR IMMEDIATE RELEASE

INVESTOR CONTACT:                                     NEWS MEDIA CONTACT:
John K. Crawford                                      Eve Hutcherson
Chief Financial Officer                               Director, Public Relations
615-844-2747                                          615-467-1221

                        IASIS HEALTHCARE TO BROADCAST ITS
                  YEAR-END CONFERENCE CALL LIVE ON THE INTERNET

FRANKLIN, TENN. (NOVEMBER 17, 2000) - IASIS Healthcare Corporation today announced that it will provide an online Web simulcast of its fiscal year-end 2000 conference call on Tuesday, November 21, 2000. The Company will release its results for the fourth quarter and year ended September 30, 2000, before the market opens on November 21.

The live broadcast of IASIS Healthcare Corporation's conference call will begin at 11:00 a.m. Eastern Time on November 21, 2000. The link to this event can be found at the Company's website: www.iasishealthcare.com.

If you are unable to participate at that time, an online replay will be available two hours after the call ends and will continue through the close of business on December 21, 2000. The online replay can also be found on the Company's website.

IASIS Healthcare, located in Franklin, Tenn., owns and operates 15 general, acute-care hospitals with a total of 2,194 operating beds. IASIS focuses on networks of medium-sized hospitals, each with 100 to 400 beds. The Company currently operates hospitals in Salt Lake City, Utah; Phoenix, Arizona; Tampa-St. Petersburg, Florida; and three markets within the state of Texas. IASIS also operates four ambulatory surgery centers and a Medicaid managed health plan serving over 40,000 members in Arizona.




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